EXHIBIT 2A

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA	Commercial Recordings Division 202 N. Carson Street Carson City, NV89701-4201 Telephone (775) 684-5708 Fax (775) 684-7138
OFFICE OF THE SECRETARY OF STATE
RUSSELL KIDDER		Job:C20190418-0414 April 18, 2019
NV

Special	Handling Instructions:

24HR A&A EMAILED BACK R TUIN 4-18-2019

JOB#C20190418-0414
RKASSOCIATESLA@GMAIL.COM

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00011302311-92		69	$2.00	$138.00
24-HR Copy Expedite	00011302311-92		1	$125.00	$125.00
Total					$263.00

Payments

Type	Description	Amount
Credit	5556259499566010304060	$263.00
Total		$263.00
Credit Balance:		$0.00

Job Contents:

            NV Corp Copy Request Cover Letter

RUSSELL KIDDER

NV

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BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA	Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 -4201 Telephone (775) 684-5708 Fax(775) 684-7138
OFFICE OF THE SECRETARY OF STATE

Copy Request
April 18, 2019
Job Number:	C20190418-0414
Reference Number:	00011302311-92
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
C8085-2001-001	Articles of Incorporation	3 Pages/1 Copies
C8085-2001-004	Amendment	1 Pages/1 Copies
C8085-2001-005	Amendment	1 Pages/1 Copies
C8085-2001-006	Amendment	5 Pages/1 Copies
20060816039-85	Amendment	1 Pages/1 Copies
20090373285-29	Amendment	8 Pages/1 Copies
20090622175-84	Amendment	2 Pages/1 Copies
20120347156-81	Amendment	1 Pages/1 Copies
20120496211-18	Amendment	1 Pages/1 Copies
20130670341-07	Certificate of Designation	13 Pages/1 Copies
20140139603-39	Certificate of Correction	15 Pages/1 Copies
20180265185-18	Certificate of Designation	7 Pages/1 Copies
20180279709-45	Amendment	1 Pages/1 Copies
20180311196-32	Certificate of Correction	1 Pages/1 Copies
20190083042-59	Stock Split	1 Pages/1 Copies
20190151550-59	Amended Designation	4 Pages/1 Copies
20190166807-60	Certificate of Correction	2 Pages/1 Copies
20190168617-01	Amendment	2 Pages/1 Copies

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 897014201

Telephone (775) 684-5708

Fax (775) 684-7138

Respectfully,

Barbara K. Cegavske Secretary of State

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ARTICLES OF INCORPORATION
OF
Superior Clean, Inc.

1.       Name of Company:

Superior Clean, Inc.

2.       Resident Agent:

The resident agent of the Company is:	GoPublicToday.com, Inc. 1701 Valmora Street Las Vegas, Nevada 89102

3.       Board of Directors:

The Company shall initially have one director (1) who is Micah Gautier and whose address is 500 N. Rainbow Blvd. Suite 300 Las Vegas, MV 89107. This individual shall serve as director until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4.       Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 20,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5.       Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any. the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not he subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock, issued as folly paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

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6.       Directors’ and Officers’ Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (it) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7.       Indemnity

Every person who was or is a parry to, or is threatened to be made a parry to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that be or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under die laws of the Slate of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action. suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8.       Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9.       Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

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(b)       To authorize and caused to be executed mortgages and Hens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c)       To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d)       To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e)       By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand this Thursday. March 29*, 2001 hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator

Name:	Stephen Brock
Address:	1701 Valmora Street Las Vegas, Nevada 89102
Signature:

Certificate of Acceptance of Appointment as Resident Agent: I. Stephen Brock, as the President of GoPublicToday.com, Inc. (GPT), hereby accept appointment of GPT as the resident agent for the above referenced company.

Signature:
Stephen Brock for GPT

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Registry Number: C8085-2001

Certificate of Amendment
to Articles of Incorporation
(Articles of Incorporation)

SUTERIORCLEAN, INC.

I, the undersigned being the Resident of SUPERIORCLEAN, INC, do hereby certify that a majority of the stockholders holding shares in SUPERIORCLEAN, INC., have voted in favor of:

1. That Article 4 of the original Articles of Incorporation is amended to read as follow*:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 50,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such mare of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions. thereof as shall be stated in the resolution or resolutions.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, as required by the provisions of the articles of incorporation, have voted in favor of the amendment is: 52%.

8/11/03
Aldo Rotondi, President	Date

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Registry Number CS085-2001

Certificate of Amendment

to Articles of Incorporation
(Pursuant to NRS 78-385 and 78.390 - After Issuance of Stock)

SUPERIORCLEAN, INC.

I, the undersigned being the President of SUPERIORCLEAN, INC., do hereby certify that a majority of the stockholders holding shares in SUPERIORCLEAN, INC., have voted in favor of:

1. That Article 1 of the origin a! Armies of Incorporation is amended to read as follows:

“Megola, Inc.”

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, as required by the provisions of the articles of incorporation, have voted in favor of the amendment is: 52%. .

September 25, 2003
Aldo Rotondi, President	Date

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Important Read attached instructions before completing form.                                   ABOVE SPACE IS IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

SUBMIT IN DUPLICATE

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.2G0). If there are more than two constituent entities, check box ☐ and attach an 8 1/2” x 11” blank sheet listing the entities continued from article one.

Megola, Inc.
Name of acquired entity

Nevada	Corporation
Jurisdiction	Entity type*

and.

Megola, Inc.
Name of acquiring entity

Ontario. Canada	Corporation
Jurisdiction	Entity type*

2) The undersigned declares that a plan of exchange has bean adopted by each constituent entity (NRS 92A.200).

*Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust

This form must be accompanied by appropriate fees. See attached fee schedule.

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Important Read attached instructions before completing form.

ABOVE SPACE IS IS FOR OFFICE USE ONLY

3)     Owners approval (NRS 92A.200)(options a, b, or c must be used for each entity) (if there are more than two constituent entities, check box ☐ and attach an 8 1/2” x 11” blank sheet listing the entities continued from article three);

(a)	Owner’s approval was not required from:

Megola, Inc.
Name of acquired entity, if applicable

arid, or,

Name of acquiring entity, if applicable

(b)	The plan was approved by the required consent of the owners of*:

Name of acquired entity, if applicable

and, or,

Megola, Inc.
Name of acquiring entity, if applicable

• Unless otherwise provided in the certificate of trust or governing Instrument of a business trust an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees. See attached fee schedule.

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Important Read attached Instructions before completing form.                                            ABOVE SPACE IS IS FOR OFFICE USE ONLY

(e) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of acquired entity, if applicable

arid, or,

Name of acquiring entity, if applicable

(4)	Location of Plan of Exchange (check a or b):

____	(a)	The entire plan of exchange is attached;

or,

☒	(b)	The entire plan of exchange Is on file at the registered office of the acquiring corporation, limited-liability company or business trust or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A-200).

This form must be accompanied by appropriate fees. See attached fee schedule.

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Important Read attached instructions before completing form.                          ABOVE SPACE IS IS FOR OFFICE USE ONLY

5)  Effective date (optional)*:

6) Signatures - Must be signed by: An officer of each Nevada corporation; Ail general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A230)** (if there are more than two constituent entities, check box ☐ and attach an 8” x 11” blank sheet listing the entities continued from article eight):

Megola, Inc.
Name of acquired entity

Signature	Title	Date

Megola, inc.
Name of acquiring entity

Signature	Title	Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified In the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

“The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing It (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment as needed.

IMPORTANT: Failure to include any of the above information and submit the proper feet may cause this filing to be rejected.

FILING FEE: $350.00

This form must be accompanied by appropriate fees. See attached fee schedule.

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Important Read attached instructions before completing form.                          ABOVE SPACE IS IS FOR OFFICE USE ONLY

7) Effective date (optional) : ______________________

8) Signatures – Must be signed by : An officer of each Nevada corporation; All general Partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or as the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)** (If there are more than two constituent entities, check box ☐ and attach an 8 1/2” x 11” blank sheet listing the entities continued from article right):

* An exchange takes effect upon filing the articles of exchanges or upon a later date as specified in the articles which must not be more than 80 days after the articles are filed (NRS 92A.240).

* The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

FILING FEE: $350.00

This form must be accompanied by appropriate fees. See attached fee schedule.

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Important: Read attached instructions before completing form.                     ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation: Megola Inc

2.	The articles have been amended as follows (provide article numbers, if available):

Article 3

Currently shows $55,000,000

Please amend to show $200,000,000

$ 0.001  per value

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51.8%

4.	Effective date of filing (optional):

5.	Officer Signatures (required): /s/ signature

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper Fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

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USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                          ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.       Name of corporation:

Megola, Inc.

2.       The articles have been amended as follows: (provide article numbers, if available)

By adding the attached CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS of SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK to the Articles of Incorporation section authorizing stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of Incorporation* have voted In favor of the amendment is: Not required

4.	Effective date of filing: (optional) (must not be later than 90 days after the certificate is filed)

5.       Signature: (required)

X
Signature of Officer

*If any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, the* the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above Information and submit with the proper fees may cause this filling to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

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ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

MEGOLA, INC

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK

Megola, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors as required by applicable corporate law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, has and hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $0,001 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof, as follows:

SERIES A PREFERRED STOCK DESIGNATION AND AMOUNT

3,500,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Convertible Preferred Stock” with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

1.       Stated Value. For every twenty five (25) shares of the Company’s Common Stock tendered in Company’s April 2009 Exchange Offer (the “Exchange Offer”) to exchange Series A Convertible Preferred Stock for shares of common stock, the holder of such Common Stock will receive one (1) share of the Company’s Series A Convertible Preferred Stock. The stated value of each issued share of Series A Convertible Preferred Stock shall be deemed to be $5.00 (me “Stated Value”).

2.       Dividends. No dividends are payable on the Series A Convertible Preferred Stock.

3.       Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Series A Convertible Preferred Stock shall be entitled to cast one hundred (100) votes for each Series A Convertible Preferred Stock, Except as Provided by law, holders of Series A Convertible Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, together as a single class.

4.       Liquidation, Dissolution, or Winding-Up; Certain Mergers, Consolidations and Asset Sales.

a.       Payments to Holders of Series A Convertible Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to me Series A Convertible Preferred Stock, an amount for each share of Series A Convertible Preferred Stock held by such holder equal to the Stated Value.

b.       Payments to Holders of Junior Stock. After the payment of all preferential amounts required to be paid to the holders of the Series A Convertible Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series A Convertible Preferred Stock, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Certificate of Incorporation.

5.       Optional Conversion. The holders of Series A Convertible Preferred Shares shall have the conversion rights as follows (the “Conversion Rights”).

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(e) Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the “Conversion Date” (as defined in Section 9 below), and without the payment of additional consideration by the holder Thereof, into such number of fully-paid and nonassessable shares of Common Stock as is determined by dividing (1) the Stated Value per share by (2) the Series A Conversion Price in effect at the time of conversion. The “Series A Conversion Price” shall be $0.20 per share or the “Value of the Common Stock” at the time of conversion, whichever is less. That “Value of the Common Stock” will be equal to the average “Closing Price” (as defined in Section 9 below) of the Common Stock for each of the ten (10) consecutive trading days immediately prior to the date of conversion. The Series A Conversion Price, and the rate at which shares of Series A Convertible Preferred Stock may be converted into shares of Common Stock, shall not be subject to further adjustment.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Corporation’s option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of die total number of shares of Series A Convertible Preferred Stock the holder is at the time converting into Common Stock and die aggregate number of shares of Common Stock issuable upon such conversion.

(c)       Mechanics of Conversion.

(i) For a holder of Series A Convertible Preferred Stock to voluntarily convert shares of Series A Convertible Preferred Stock into shares of Common Stock, that holder shall surrender die certificate or certificates for such shares of Series A Convertible Preferred Stock (or, if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against die Corporation on account of the alleged loss, theft, or destruction of such certificate) at the office of the transfer agent for the Series A Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series A Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent The notice shall state the holder’s name or the names of the nominees issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of die shares represented by such certificate shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after me Conversion Time, issue and deliver at such office to the holder of Series A Convertible Preferred Stock, or to his, her, or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holders) shall be entitled, together with cash in lieu of any fraction of a share.

(ii) The Corporation shall at all times while the Series A Convertible Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock; and if, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Convertible Preferred Stock, die Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stack to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

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(iii) All shares of Series A Convertible Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Stock accordingly.

(iv) The holders of Series A Convertible Preferred Stock shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant to this Section 5.

6.   Mandatory Conversion. The Corporation has the right on any date 24 months after the date of issue of the Series A Convertible Preferred Stock, after giving 60 days prior written notice, (the “Mandatory Conversion Date”) to cause the Series A Convertible Preferred Stock not then converted to convert into a number of fully paid and nonassessable shares of Common Stock at the Series A Conversion Price as provided in Section 5 above. The procedures for Mandatory Conversion shall be similar to those for Voluntary Conversion set forth in Section 5 above, except the transaction shall be mandatory and not voluntary.

7.      Intentionally omitted

8.       Waiver. Any of the rights, powers, or preferences of the holders of Series A Convertible Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Convertible Preferred Stock then outstanding.

9.       Definitions. As used herein, the following terms shall have the following meanings:

a.       “Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder of ten percent or more of the outstanding equity or voting power of such Person.

b.       “Closing Price” for any day means: (i) the average closing bid price of the Common Stock on the ten prior trading days on die principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the Over die Counter Bulletin Board (the “OTCBB”), or, (iii) if on such ten day period such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the by the National Quotation Bureau, Incorporated, or any other successor organization. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market or reported in the “Pink Sheets,” the Closing Price shall be the fair market value thereof determined by an independent appraiser selected in good faith by die Board of Directors.

c.       “Control” means me possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

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d.       “Conversion Date” shall mean 12 months from the closing date of the Exchange Offer.

e.       “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(dX3) of the Securities Exchange Act of 1934, as amended.

f.       “Trading Day” means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

SERIES B PREFERRED STOCK DESIGNATION AND AMOUNT

1,500,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Convertible Preferred Stock” with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

1.       Stated Value. For every ten dollars ($10.00) of Debt of Megola to you tendered in Company’s April 2009 Debt Exchange Offer (the “Exchange Offer”) to exchange Series B Convertible Preferred Stock for Debt of Megola, Megola will issue one (1) share of the Company’s Series B Convertible Preferred Stock. The stated value of each issued share of Series B Convertible Preferred Stock shall be deemed to be ten dollars ($10.00) (the “Stated Value”).

2.       Dividends. No dividends are payable on the Series B Convertible Preferred Stock.

3.       Voting. The Series B Convertible Preferred Stock has no voting rights.

4.       Liquidation. Dissolution, or Winding-Up: Certain Mergers. Consolidations and Asset Sales.

a.       Payments to Holders of Series B Convertible Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to the Series B Convertible Preferred Stock, an amount for each share of Series B Convertible Preferred Stock held by such holder equal to the Stated Value.

b.       Payments to Holders of Junior Stock. After the payment of all preferential amounts required to be paid to the holders of the Series B Convertible Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series B Convertible Preferred Stock, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Certificate of Incorporation.

5.       Optional Conversion. The holders of Series B Convertible Preferred Shares shall have the conversion rights as follows (the “Conversion Rights”).

(a)       Right to Convert. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the “Conversion Date” (as defined below), and without the payment of additional consideration by the holder thereof, into such number of fully-paid and nonassessable shares of Common Stock as is determined by dividing (1) the Stated Value per share by (2) the Series B Conversion Price in effect at the time of conversion. The “Series B Conversion Price” shall be $0.10 per share or the “ Value of the Common Stock” at the time of conversion, whichever is less. That” Value of the Common Stock” will be equal to the average “Closing Price” (as defined in Section 9 below) of the Common Stock for each of the ten (10) consecutive trading days immediately prior to the date of conversion. The Series B Conversion Price, and the rate at which shares of Series B Convertible Preferred Stock may be converted into shares of Common Stock, shall not be subject to further adjustment.

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(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Corporation’s option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Convertible Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c)       Mechanics of Conversion.

(i)       For a holder of Series B Convertible Preferred Stock to voluntarily convert shares of Series B Convertible Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series B Convertible Preferred Stock (or, if the registered holder alleges mat such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series B Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series B Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder’s name or die names of the nominees in which the bolder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be me time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after die Conversion Time, issue and deliver at such office to die holder of Series B Convertible Preferred Stock, or to his, her, or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holders) shall be entitled, together with cash in lieu of any fraction of a share.

(ii) The Corporation shall at all times while the Series B Convertible Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Convertible Preferred Stock; and if, at any time, me number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series B Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(iii) All shares of Series B Convertible Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only die right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Convertible Preferred Stock accordingly.

(iv) Upon any such conversion, no adjustment to the Series B Conversion Price shall be made for any accrued or declared but unpaid dividends on the Series B Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v) The holders of Series B Convertible Preferred Stock shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock pursuant to this Section 5.

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6._Mandatory Conversion, The Corporation has the right on any date 24 months after the date of issue of the Series B Convertible Preferred Stock, after giving 60 days prior written notice, (the “Mandatory Conversion Date”) to cause the Series B Convertible Preferred Stock not then converted to convert into a number of fully paid and nonassessable shares of Common Stock at the Series B Conversion Price as provided in Section 5 above. The procedures for Mandatory Conversion shall be similar to those for Voluntary Conversion set forth in Section 5 above, except the transaction shall be mandatory and not voluntary.

7. Definitions. As used herein, the following terms shall have the following meanings:

a.       “Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person that, directly or indirectly. Controls, is Controlled by, or is under common Control with such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder often percent or more of the outstanding equity or voting power of such Person,

b.       “Closing Price” for any day means: (i) the average closing bid price of the Common Stock on the ten prior trading days on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the Over the Counter Bulletin Board (the “OTCBB”), or, (iii) if on such ten day period such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the by the National Quotation Bureau, Incorporated, or any other successor organization. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over- the-counter market or reported in the “Pink Sheets,” the Closing Price shall be the fair market value thereof determined by an independent appraiser selected in good faith by the Board of Directors.

c.       “Control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

d.       “Conversion Date” shall mean 12 months from the closing date of the Exchange Offer.

e.       “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(dX3) of the Securities Exchange Act of 1934, as amended.

f.       “Trading Day” means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

[signature page follows]

20

IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Corporation on this 24 day of April, 2009.

MEGOLA INC.

By:
Name: Joe E Gardner Title: President C.E.0

21

Certificate of Amendment to Articles of incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.    Name of corporation:

Megola lnc.

2.     The articles have been amended as follows: (provide article numbers, if available)

By adding the attached CERTIFICATE OF AMENDMENT TO MEGOLA, INC. CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK to the Articles of Incorporation section authorizing stock.

 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
                                                                                                                                                                                                                                                           Not required

4. Effective date of filing: (optional)

 (must not be later than 90 days after the certificate is filed)

5.       Signature: (required)

X
Signature of Officer

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

22

CERTIFICATE OF AMENDMENT TO

MEGOLA, INC.

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A

AND SERIES B CONVERTIBLE PREFERRED STOCK

Megola, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify that:

1.       The following resolutions were duly adopted by an action of the Board of Directors of the Corporation, pursuant to the authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation of the Corporation, as amended:

RESOLVED, that the provisions of the Articles of Amendment to Articles of Incorporation of Megola, Inc. Certificate of Designation, Preferences and Rights of Series A and Series B Convertible Preferred Stock, filed with the State of Nevada on April 28, 2009 (the “Certificate of Designation”), shall be amended by adding the following Section 5(d) after Section 5(c) of the Certificate of Designation in the Section entitled “Series B Preferred Stock Designation and Amount”:

“Notwithstanding anything to the contrary set forth herein, at no time may a holder of Series B Convertible Preferred Stock convert all or a portion of such holder’s shares of Series B Convertible Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by such holder at such time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.9% of the Common Stock issued and outstanding at such time.”

2.       Such resolution also was duly approved by written consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock (as defined in the Certificate of Designation) and the Series B Convertible Preferred Stock (as defined in the Certificate of Designation) issued pursuant to the Certificate of Designation.

3.       This amendment to the Certificate of Designation was duly adopted in accordance with the provisions of Section 78.1955 of the corporate law of the State of Nevada.

IN WITNESS WHEREOF, Megola, Inc. has caused this Certificate of Amendment to be executed this 17th day of August, 2009.

MEGOLA, INC.

By:
Name:
Title:

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USE BLACK INK ONLY - DO NOT HIGHLIGHT                          ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.      Name of corporation:

MEGOLA, INC.

2.    The articles have been amended as follows: (provide article numbers, if available)

Upon the effectiveness of the amendment contained in this Certificate of Amendment (the “Effective Date”) each fifty (50) shares of Common Stock, par value $.001 per share, of this Corporation’s issued and outstanding Common Stock at the close of business on the Effective Date shall be converted into one (1) I share of fully paid and nonassessable Common Stock, without change in the aggregate number of shares of I Common Stock this Corporation shall be authorized to issue pursuant to this Article 3. Each stockholder who would be entitled to a fraction of a share of Common Stock as a result of the conversion (the “Share Fraction”) will be rounded up to next nearest share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:                                     51.059%

Effective date and time of filing: (optional)                                            Date:                                                                                          Time:

(must not be later than 90 days after the certificate is filed)

5.       Signature/(required)

X
Signature of Officer

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

24

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                 ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 781385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MEGOLA, INC

2. The articles have been amended as follows: (provide article numbers, if available)

1,500,000 Series B Convertible Preferred stock (stated value $10 per share) designation and| amount 4a) Right to Convert to Common shares:

Series B Convertible Preferred Stock conversion price to Common Shares shall be amended change the conversion price of $. 10 (ten cents) to .$05 (five cents)

Currently there are 367,879 preferred shires with stated value of $10 per share issued to date

Nothing herein shall prevent any officer, director or affiliate of the corporation from convert all of his or her series b preferred stock to common stock.

3. The vote by which the stockholder holding shares in the corporation entitling hereto exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:                                           65%

4. Effective date and time of filing: (optional)                                                    Date:                                                                                  Time:

(must not be later than 90 days after the certificate is filed)

5.       Signature: (required)

X
Signature of Officer

*If any proposed/amendment would alter or change any preference or any relative or other right given to any (lass or series; of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required of the holders of shares representing a majority of tie voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filling to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

25

USE BLACK INK ONLY - DO NOT HIGHLIGHT                               ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For
Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1.       Name of corporation:

Megola. Inc.

2.       By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Articles of Incorporation, and in accordance with the Nevada Revised Statutes, the Board of Directors hereby authorizes the filing of a Certificate of Designation, Preferences and Rights of Series A, Series B and Series C Convertible Preferred Stock of the Company. The Company is authorized to issue Series A, Series B and Series C Convertible Preferred Stock with par value of $0,001 per share, which shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereof, as follows: The designation of such series of the Preferred Stock shall be the Series A. Series B and Series C Convertible Preferred Stock, par value $0,001 per share. The maximum number of shares of Series A Convertible Preferred Stock shall be 2,000,000 shares. The maximum number of shares of Series B Convertible Preferred Stock shall be 1,500,000 shares. The maximum number of shares of Series C Convertible Preferred Stock shall be 1,500,000.

3.       Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4.       Signature: (required)

X
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above Information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

26

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

MEGOLA, INC.

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES A, SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK

Megola, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors as required by applicable corporate law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, has and hereby amends the Series A and Series B Convertible Preferred Stock which was previously authorized and hereby authorizes Series C Convertible Preferred Stock, par value $0,001 per share (collectively the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof, as follows:

SERIES A CONVERTIBLE PREFERRED STOCK
DESIGNATION AND AMOUNT

The total amount previously authorized for the Series A Preferred Convertible Stock shall be reduced from 3,500,000 shares to 2,000,000 shares. The “Series A Convertible Preferred Stock” shall have the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

1.       Stated Value. The stated value of each issued share of Series A Convertible Preferred Stock shall be deemed to be five dollars ($5.00) (the “Stated Value”).

2.    Dividends. No dividends are payable on the Series A Convertible Preferred Stock.

3.    Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Series A Convertible Preferred Stock shall be entitled to cast one hundred (100) votes for each share of Series A Convertible Preferred Stock. Except as provided by law, holders of Series A Convertible Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provided, together as a single class.

4.       Liquidation. Dissolution, or Winding-Up; Certain Mergers, Consolidations and Asset Sales.

27

a.       Payments to Holders of Series A Convertible Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to the Series A Convertible Preferred Stock, an amount for each share of Series A Convertible Preferred Stock held by such holder equal to the Stated Value.

b. Payments to Holders of Junior Stock. After the payment of all preferential amounts required to be paid to the holders of the Series A Convertible Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series A Convertible Preferred Stock, the holders of shares of junior stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Certificate of Incorporation.

5. Optional Conversion. The holders of Series A Convertible Preferred Shares shall have the conversion rights as follows (the “Conversion Rights”).

(a)       Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of die holder thereof, at any time after the “Conversion Date” (as defined below), and without the payment of additional consideration by the holder thereof, into such number of fully-paid and non-assessable shares of Common Stock as determined by dividing (1) the Stated Value per share by (2) the Series A Conversion Price in effect at the time of conversion. The “Series A Conversion Price” shall be $0.20 per share or the “Value of the Common Stock” at the time of conversion, whichever is less. That “Value of the Common Stock” will be equal to the average “Closing Price” (as defined in Section 9 below) of the Common Stock for each of the ten (10) consecutive trading days immediately prior to the date of conversion. The Series A Conversion Price, and the rate at which shares of Series A Convertible Preferred Stock may be converted into shares of Common Stock, shall not be subject to further adjustment.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, me Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Corporation’s option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c)       Mechanics of Conversion.

(i) For a holder of Series A Convertible Preferred Stock to voluntarily convert shares of Series A Convertible Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock (or, if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the

28

Series A Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series A Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder’s name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series A Convertible Preferred Stock, or to his, her, or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holders) shall be entitled, together with cash in lieu of any fraction of a share.

(ii) The Corporation shall at all times while the Series A Convertible Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock; and if, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(iii) All shares of Series A Convertible Preferred Stock that have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Stock accordingly.

(iv) The holders of Series A Convertible Stock shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant to this Section 5.

29

6.       Mandatory Conversion. The Corporation has the right on any date 24 months after the date of issue of the Series A Convertible Preferred Stock, after giving 60 days prior written notice, (the “Mandatory Conversion Date”) to cause the Series A Convertible Preferred Stock not then converted to convert into a number of fully paid and non-assessable shares of Common Stock at the Series A Conversion Price as provided in Section 5 above. The procedures for Mandatory Conversion shall be similar to those for Voluntary Conversion set forth in Section 5 above, except the transaction shall be mandatory and not voluntary.

7.       Waiver. Any of the rights, powers, or preferences of the holders of Series A Convertible Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of a least a majority of the shares of Series A Convertible Preferred Stock then outstanding.

8.       Definitions. As used herein, the following terms shall have the following meanings:

a.       “Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder often percent or more of the outstanding equity or voting power of such Person.

b.       “Closing Price” for any day means: (i) the average closing bid price of the Common Stock for the ten prior trading days on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the OTCMarkets (the “OTCM”), or, (Hi) if on such ten day period such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the by the National Quotation Bureau, Incorporated, or any other successor organization. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over- the-counter market or reported in the “Pink Sheets,” the Closing Price shall be the fair market value thereof determined by an independent appraiser selected in good faith by the Board of Directors.

c.       “Control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

d.       “Conversion Date” the Class A Series Convertible Preferred Shares can only be converted to common stock following a 6 months period from the date the Class A Convertible Preferred shares are issued.

e.       “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

30

f.       “Trading Day” means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

SERIES B CONVERTIBLE PREFERRED STOCK
DESIGNATION AND AMOUNT

1,500,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Convertible Preferred Stock” with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

1.       Stated Value. The stated value of each issued share of Series B Convertible Preferred Stock shall be deemed to be ten dollars ($10.00) (the “Stated Value”).

2.       Dividends. No dividends are payable on the Series B Convertible Preferred Stock.

3.       Voting. The Series B Convertible Preferred Stock has no voting rights.

4.       Liquidation, Dissolution, or Winding-Up; Certain Mergers. Consolidations and Asset Sales.

a.       Payments to Holders of Series B Convertible Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to the Series A Convertible Preferred Stock, an amount per share equal to the Stated Value.

b.       Payments to Holders of Junior Stock. After the payment of all preferential amounts required to be paid to the holders of the Series B Convertible Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series B Convertible Preferred Stock, the holders of shares of junior stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Certificate of Incorporation.

5.       Optional Conversion. The holders of Series B Convertible Preferred Shares shall have the conversion rights as follows (the “Conversion Rights”).

(a) Right to Convert. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the “Conversion Date” (as defined below), and without the payment of additional consideration by the holder thereof, into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing (1) the Stated Value per share by (2) the Series B Conversion Price in effect at the time

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of conversion. The “Series B Conversion Price” shall be $0.05 per share or the “Value of the Common Stock” at the time of conversion, whichever is less. That “Value of the Common Stock” will be equal to the average “Closing Price” (as defined in Section 9 below) of the Common Stock for the ten (10) consecutive trading days immediately prior to the date of conversion. The Series B Conversion Price shall not be subject to further adjustment.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Corporation’s option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Convertible Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c)       Mechanics of Conversion.

(i) For a holder of Series B Convertible Preferred Stock to voluntarily convert shares of Series B Convertible Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series B Convertible Preferred Stock (or, if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series B Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series B Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder’s name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series B Convertible Preferred Stock, or to his, her, or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holder(s) shall be entitled, together with cash in lieu of any fraction of a share.

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(ii) The Corporation shall at all times while the Series B Convertible Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Convertible Preferred Stock; and if, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series B Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(iii) All shares of Series B Convertible Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Convertible Preferred Stock accordingly.

(iv) Upon such conversion, no adjustments to the Series B Convertible Price shall be made for any accrued or declared but unpaid dividends on the Series B Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v) The holders of Series B Convertible Preferred Stock shall pay any and all issue and other similar taxes that may be payable in respect for any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock pursuant to this Section S.

6.       Mandatory Conversion. The Corporation has the right on any date 24 months after the date of issue of the Series B Convertible Preferred Stock, after giving 60 days prior written notice, (the “Mandatory Conversion Date”) to cause the Series B Convertible Preferred Stock not then converted to convert into a number of fully paid and non-assessable shares of Common Stock at the Series B Conversion Price as provided in Section 5 above. The procedures for Mandatory Conversion shall be similar to those for Voluntary Conversion set forth in Section 5 above, except the transaction shall be mandatory and not voluntary.

7.       Definitions. As used herein, the following terms shall have the following meanings:

a. “Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder often percent or more of the outstanding equity or voting power of such Person.

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b.       “Closing Price” for any day means: (i) the average closing bid price of the Common Stock for the ten prior trading days on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the OTCMarkets (the “OTCM”), or, (iii) if on such ten day period such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the by the National Quotation Bureau, Incorporated, or any other successor organization. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over- the-counter market or reported in the “Pink Sheets,” the Closing Price shall be the fair market value thereof determined by an independent appraiser selected in good faith by the Board of Directors.

c.       “Control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

d.       “Conversion Date” the Class C Series Convertible Preferred Shares can only be converted to common stock following a 6 months period from the date the Class C Convertible Preferred shares are issued.

e.       “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

f.       “Trading Day” means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

SERIES C CONVERTIBLE PREFERRED STOCK
DESIGNATION AND AMOUNT

1,500,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Convertible Preferred Stock” with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

1. Stated Value. The stated value of each issued share of Series C Convertible Preferred Stock shall be deemed to be two dollars ($2.00) (the “Stated Value”).

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2.       Dividends and Interest Paid. No dividends are payable on the Series C Convertible Preferred Stock. Each share of the Company’s Series C Convertible Preferred Stock shall be entitled to an interest payment of zero point six seven percent (0.67%) per month of the stated value of Series C Convertible Preferred Stock held and shall be paid quarterly to the Holder. If such payment is not made, then Holder shall be entitled to receive additional Series C Convertible Preferred Stock equal to the interest payment due to the Holder.

3.       Voting and Anti-Dilution. Each share of Series C Preferred Stock is entitled to cast 2,000 votes. If at any time or from time to time after the Issuance Date there is a capital reorganization of the Common Shares including a reverse or forward split then, as a part of such reorganization, provisions shall be made so that the Holders of Class C Preferred Shares shall thereafter be entitled to receive, upon conversion of its Series C Preferred Shares the number of common shares or other securities or property to which a holder of the such preferred shares would have been entitled to receive had the Holder of Series C Preferred Shares converted such shares immediately prior to such capital reorganization, at the Conversion Ratio then in effect.

4.       Liquidation, Dissolution, or Winding-Up; Certain Mergers, Consolidations and Asset Sales.

a.       Payments to Holders of Series C Convertible Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series C Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to the Series C Convertible Preferred Stock, an amount for each share of Series C Convertible Preferred Stock held by such holder equal to the Stated Value.

b.       Payments to Holders of Junior Stock. After the payment of all preferential amounts required to be paid to the holders of the Series C Convertible Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series C Convertible Preferred Stock, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Certificate of Incorporation.

5.       Optional Conversion. The holders of Series C Convertible Preferred Shares shall have the conversion rights as follows (the “Conversion Rights”).

(a) Right to Convert. Each share of Series C Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the “Conversion Date” (as defined below), and without the payment of additional consideration by the holder thereof, into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing (1) the Stated Value per share by (2) the Series C Conversion Price in effect at the time of conversion. The “Series C Conversion Price” shall be convertible to common shares on a one (1) Class C Series Convertible Preferred share into one Common Share at a convertible rate which is the lesser of $0.10 per share or the stock market value of the Common Stock at the time of conversion. The market value of the “Value of the Common Stock” per share at the time of conversion. That “Value of the Common Stock” will be equal to the average “Closing Price” (as defined in Section 9 below) of the Common Stock for each of the ten (10) consecutive trading days immediately prior to the date of conversion. The Series C Conversion Price, and the rate at which shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock, shall not be subject to further adjustment.

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(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Corporation’s option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Convertible Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c)       Mechanics of Conversion.

(i) For a holder of Series C Convertible Preferred Stock to voluntarily convert shares of Series C Convertible Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series C Convertible Preferred Stock (or, if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series C Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series C Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder’s name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by die registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series C Convertible Preferred Stock, or to his, her, or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holder(s) shall be entitled, together with cash in lieu of any fraction of a share.

(ii) The Corporation shall at all times while the Series C Convertible Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Convertible Preferred Stock; and if,

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at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series C Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(iii) All shares of Series C Convertible Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any snares of Series C Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Convertible Preferred Stock accordingly.

(iv) Upon any such conversion, no adjustment to the Series C Conversion Price shall be made for any accrued or declared but unpaid dividends on the Series C Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v) The holders of Series C Convertible Preferred Stock shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Convertible Preferred Stock pursuant to this Section 5.

6.       Mandatory Conversion. The Corporation has the right on any date 24 months after the date of issue of the Series C Convertible Preferred Stock, after giving 60 days prior written notice, (the “Mandatory Conversion Date”) to cause the Series C Convertible Preferred Stock not then converted to convert into a number of fully paid and non-assessable shares of Common Stock at the Series C Conversion Price as provided in Section 5 above. The procedures for Mandatory Conversion shall be similar to those for Voluntary Conversion set forth in Section 5 above, except the transaction shall be mandatory and not voluntary.

7.       Definitions. As used herein, the following terms shall have the following meanings:

a.       “Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder of ten percent or more of the outstanding equity or voting power of such Person.

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b.       “Closing Price” for any day means: (i) the average closing bid price of the Common Stock on the ten prior trading days on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the OTCMarkets (the “OTCM”), or, (iii) if on such ten day period such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the by the National Quotation Bureau, Incorporated, or any other successor organization. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market or reported in the “Pink Sheets,” the Closing Price shall be the fair market value thereof determined by an independent appraiser selected in good faith by the Board of Directors.

c.       “Control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

d.       “Conversion Date” the Class C Series Convertible Preferred Shares can only be converted to common stock following a 6 months period from the date the Class C Convertible Preferred shares are issued.

e.       “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

f.       “Trading Day” means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Corporation on this 8th day of May, 2013.

MEGOLA INC.

By
Name: Magaly Bianchini Title: President and C.E.O

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USE  BLACK  INK ONLY-DO NOT HIGHLIGHT                                                                           ABOVE  SPACE IS FOR  OFFICE  USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.       The name of the entity for which correction is being made: Megola, Inc.

2.       Description of the original document for which correction is being made: Certificate of Designation

3.       Filing date of the original document for which correction is being made: 10/14/2013

4.       Description of the inaccuracy or defect:

SERIES B CONVERTIBLE PREFERRED STOCK DESIGNATION AND AMOUNT

7. d. “Conversion Date” the Class C Series Convertible Preferred Shares can only be convened 10 common stock following a 6 months period from the date the Class C Convertible Preferred shares arc issued.

5.    Correction of the inaccuracy or defect:

The Class C Series Convertible Preferred Shares was inadvertently stated and it should read as followed:

SERIES B CONVERTIBLE PREFERRED STOCK DESIGNATION AND AMOUNT

7. d “Conversion Date” the Series B Convertible Preferred Share, can only be convened to common stock following a 6 months period from the date the Series B Convertible Preferred shares are issued,”

(See attached Exhibit A and Certificate of Designation)

6.       Signature:

X	President	2/19/14
Authorized Signature	Title *	Date

• If entity is a corporation, it must be signed by an officer if stock has been issued. OR an incorporator or director if stock has not been issued: a limited-liability company, by a manager or managing members, a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner: a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of state Correction Revised 3-26-09

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EXHIBIT A

SERIES A CONVERTIBLE PREFERRED STOCK
DESIGNATION AND AMOUNT

5. a. Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the “Conversion Date” (as defined below), and without the payment of additional consideration by the holder thereof, into such number of fully-paid and non-assessable shares of Common Stock as determined by dividing (I) the Stated Value per share by (2) the Series A Conversion Price in effect at the time of conversion. The “Series A Conversion Price” shall be $0.20 per share or the “‘Value of the Common Stock” at the time of conversion, whichever is less. The “Value of the Common Stock” will be equal to the average “Closing Price’” (as defined in Section 8 below) of the Common Stock for each of the ten (10) consecutive trading days immediately prior to the date of conversion. The Series A Conversion Price, and the rate at which shares of Series A Convertible Preferred Stock may be converted into shares of Common Stock, shall not be subject to further adjustment.

5. c. (iv) The holders of Series A Convertible Stock shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant to this Section 5.

8. d. “Conversion Date” the Series A Convertible Preferred Stock can only be converted to common stock following a 6 months period from the date the Series A Convertible Preferred shares are issued.

SERIES B CONVERTIBLE PREFERRED STOCK
DESIGNATION AND AMOUNT

4. a. Payments to Holders of Series B Convertible Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to the Series B Convertible Preferred Stock, an amount per share equal to the Stated Value.

5. a. Right to Convert. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the “Conversion Date” (as defined below), and without the payment of additional consideration by the holder thereof, into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing (I) the Stated Value per share by (2) the Series B Conversion Price in effect at the time of conversion. The “Series B Conversion Price” shall be $0.05 per share or the “Value of the Common Stock” at the time of conversion, whichever is less. That “Value of the Common Stock” will be equal to the average “Closing Price” (as defined in Section 7 below) of the Common Stock for the ten (10) consecutive trading days immediately prior to the date of conversion. The Series B Conversion Price shall not be subject to further adjustment.

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EXHIBIT A

7. d. “Conversion Date” the Series B Convertible Preferred Stock can only be converted to common stock following a 6 months period from the date the Series B Convertible Preferred shares are issued.

SERIES C CONVERTIBLE PREFERRED STOCK
DESIGNATION AND AMOUNT

5. a. Right to Convert. Each share of Series C Convertible Preferred Stock shall be convertible, at the option of the holder thereof at any time after the “Conversion Date” (as defined below), and without the payment of additional consideration by the holder thereof, into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing (1) the Stated Value per share by (2) the Series C Conversion Price in effect at the time of conversion. The “Series C Conversion Price” shall be convertible to common shares on a one (I) Series C Convertible Preferred share into one Common Share at a convertible rate which is the lesser of $0.10 per share or the stock market value of the Common Stock at the time of conversion. I he “Value of the Common Stock” will be equal to the average ‘“Closing Price” (as defined in Section 7 below) of the Common Stock for each of the ten (10) consecutive trading days immediately prior to the date of conversion. The Series C Conversion Price, and the rate at which shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock, shall not be subject to further adjustment.

7. d. “Conversion Date” the Series C Convertible Preferred Shares can only be converted to common stock following a 6 months period from the date the Series C Convertible Preferred shares are issued.

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ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

MEGOLA, INC.

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES A, SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK

Megola, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors*’ or the “Board”), pursuant to authority of the Board of Directors as required by applicable corporate law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, has and hereby amends the Series A and Series B Convertible Preferred Stock which was previously authorized and hereby authorizes Series C Convertible Preferred Stock, par value $0,001 per share (collectively the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof, as follows:

SERIES A CONVERTIBLE PREFERRED STOCK
DESIGNATION AND AMOUNT

The total amount previously authorized for the Series A Preferred Convertible Stock shall be reduced from 3,500,000 shares to 2,000,000 shares. The “Series A Convertible Preferred Stock” shall have the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

1.       Stated Value. The stated value of each issued share of Series A Convertible Preferred Stock shall be deemed to be five dollars ($5.00) (the “Stated Value”).

2.       Dividends. No dividends are payable on the Series A Convertible Preferred Stock.

3 Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of a meeting), each holder of outstanding shares of Series A Convertible Preferred Stock shall be entitled to cast one hundred (100) votes for each share of Series A Convertible Preferred Stock. Except as provided by law, holders of Series A Convertible Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provided, together as a single class.

4. Liquidation. Dissolution, or Winding-Up: Certain Mergers. Consolidations and Asset Sales

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a.   Payments to Holders of Series A Convertible Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to the Series A Convertible Preferred Stock, an amount for each share of Series A Convertible Preferred Stock held by such holder equal to the Stated Value.

b. Payments to Holders of Junior Stock. After the payment of all preferential amounts required to be paid to the holders of the Series A Convertible Preferred Stock and any-other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series A Convertible Preferred Stock, the holders of shares of junior stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Certificate of Incorporation.

5. Optional Conversion. The holders of Series A Convertible Preferred Shares shall have the conversion rights as follows (the “Conversion Rights”).

(a)       Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the “Conversion Date” (as defined below), and without the payment of additional consideration by the holder thereof, into such number of fully-paid and non-assessable shares of Common Stock as determined by-dividing (I) the Stated Value per share by (2) the Series A Conversion Price in effect at the time of conversion. The “Series A Conversion Price” shall be $0.20 per share or the “Value of the Common Stock’ at the time of conversion, whichever is less. The “Value of the Common Stock” will be equal to the average ‘“Closing Price” (as defined in Section 8 below) of the Common Stock for each of the ten (10) consecutive trading days immediately prior to the date of conversion. The Series A Conversion Price, and the rate at which shares of Series A Convertible Preferred Stock may be converted into shares of Common Stock, shall not be subject to further adjustment.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Corporation’s option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion

(c)       Mechanics of Conversion.

(i) For a holder of Series A Convertible Preferred Stock to voluntarily convert shares of Series A Convertible Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock (or. if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the

43

Series A Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series A Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder’s name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of that date The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series A Convertible Preferred Stock, or to his, her. or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holder(s) shall be entitled, together with cash in lieu of any fraction of a share.

(ii) The Corporation shall at all times while the Series A Convertible Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock. such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock, and if, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(iii) All shares of Series A Convertible Preferred Stock that have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Stock accordingly.

(iv) The holders of Series A Convertible Stock shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant to this Section 5.

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6 Mandatory Conversion. The Corporation has the right on any date 24 months after the date of issue of the Series A Convertible Preferred Stock, after giving 60 days prior written notice, (the “Mandatory Conversion Date”) to cause the Series A Convertible Preferred Stock not then converted to convert into a number of fully paid and non-assessable shares of Common Stock at the Series A Conversion Price as provided in Section 5 above. The procedures for Mandatory Conversion shall be similar to those for Voluntary Conversion set forth in Section 5 above, except the transaction shall be mandatory and not voluntary.

7.       Waiver. Any of the rights, powers, or preferences of the holders of Series A Convertible Preferred Stock set forth herein may be waived by the affirmative consent or vole of the holders of at least a majority of the shares of Series A Convertible Preferred Stock then outstanding.

8.       Definitions. As used herein, the following terms shall have the following meanings

a.       “Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder of ten percent or more of the outstanding equity or voting power of such Person.

b.       “Closing Price” for any day means: (i) the average closing bid price of the Common Stock for the ten prior trading days on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the OTC Markets (the “OTCM”), or, (iii) if on such ten day period such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the by the National Quotation Bureau, Incorporated, or any other successor organization. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over- the-counter market or reported in the “Pink Sheets,” the Closing Price shall be the fair market value thereof determined by an independent appraiser selected in good faith by the Board of Directors.

c.       “Control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

d.       “Conversion Date” the Series A Convertible Preferred Stock can only be converted to common stock following a 6 months period from the date the Series A Convertible Preferred shares are issued.

e.       “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934. as amended.

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f.       “Trading Day” means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

SERIES B CONVERTIBLE PREFERRED STOCK
DESIGNATION AND AMOUNT

1,500.000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Convertible Preferred Stock” with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

1.       Stated Value. The stated value of each issued share of Series B Convertible Preferred Stock shall be deemed to be ten dollars ($10.00) (the “Stated Value”).

2.       Dividends. No dividends are payable on the Series B Convertible Preferred Stock.

3.       Voting. The Series B Convertible Preferred Stock has no voting rights.

4.       Liquidation. Dissolution or Winding-Up: Certain Mergers. Consolidations and Asset Sales.

a.       Payments to Holders of Series B Convertible Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock shall be paid, before any payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to the Series B Convertible Preferred Stock, an amount per share equal to the Stated Value.

b.       Payments to Holders of Junior Stock. After the payment of all preferential amounts required to be paid to the holders of the Series B Convertible Preferred Stock and any- other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series B Convertible Preferred Stock, the holders of shares of junior stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Certificate of Incorporation

5.       Optional Conversion. The holders of Series B Convertible Preferred Shares shall have the conversion rights as follows (the “Conversion Rights”).

(a) Right to Convert. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the “Conversion Date” (as defined below), and without the payment of additional consideration by the holder thereof. into such number of fully-paid and non-assessable shares of Common Stock as is determined by dividing (1) the Stated Value per share by (2) the Series B Conversion Price in effect at the time

46

of conversion. The “Series B Conversion Price” shall be $0.05 per share or the ‘“Value of the Common Stock” at the time of conversion, whichever is less. That “Value of the Common Stock” will be equal to the average “Closing Price” (as defined in Section 7 below) of the Common Stock for the ten (10) consecutive trading days immediately prior to the date of conversion. The Series B Conversion Price shall not be subject to further adjustment.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Corporation’s option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Convertible Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c)       Mechanics of Conversion.

(i) For a holder of Series B Convertible Preferred Stock to voluntarily convert shares of Series B Convertible Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series B Convertible Preferred Stock (or, if the registered holder alleges that such certificate has been lost, stolen, or destroyed. a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series B Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series B Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder’s name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of that date. The Corporation shall as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series B Convertible Preferred Stock, or to his, her, or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holder(s) shall be entitled, together with cash in lieu of any fraction of a share.

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(ii) The Corporation shall at all times while the Series B Convertible Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Convertible Preferred Stock.

such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Convertible Preferred Stock; and if, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series B Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary- amendment to the Certificate of Incorporation.

(iii) All shares of Series B Convertible Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. An)- shares of Series B Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Convertible Preferred Stock accordingly.

(iv) Upon such conversion, no adjustments to the Series B Convertible Price shall be made for any accrued or declared but unpaid dividends on the Series B Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v) The holders of Series B Convertible Preferred Stock shall pay any and all issue and other similar taxes that may be payable in respect for any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock pursuant to this Section 5.

6.       Mandatory Conversion. The Corporation has the right on any date 24 months after the date of issue of the Series B Convertible Preferred Stock, after giving 60 days prior written notice, (the “Mandatory Conversion Date”) to cause the Series B Convertible Preferred Stock not then converted to convert into a number of fully paid and non-assessable shares of Common Stock at the Series B Conversion Price as provided in Section 5 above. The procedures for Mandatory Conversion shall be similar to those for Voluntary Conversion set forth in Section 5 above, except the transaction shall be mandatory and not voluntary.

7.       Definitions. As used herein, the following terms shall have the following meanings.

a. “Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person*’), any Person that, directly or indirectly. Controls, is Controlled by, or is under common Control with such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder often percent or more of the outstanding equity or voting power of such Person.

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b.       “Closing Price” for any day means: (i) the average closing bid price of the Common Stock for the ten prior trading days on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the OTCMarkets (the “OTCM”), or, (iii) if on such ten day period such shares of Common Stock- are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on (he by the National Quotation Bureau, Incorporated, or any other successor organization. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over- the-counter market or reported in the “Pink Sheets,” the Closing Price shall be the fair market value thereof determined by an independent appraiser selected in good faith by the Board of Directors

c.       “Control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

d.       “Conversion Date” the Series B Convertible Preferred Stock can only be converted to common stock following a 6 months period from the date the Series B Convertible Preferred shares are issued.

e.       “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934. as amended.

f.       “Trading Day” means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or. if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

SERIES C CONVERTIBLE PREFERRED STOCK
DESIGNATION AND AMOUNT

1.500,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Convertible Preferred Stock” with the following rights. preferences, powers, privileges, restrictions, qualifications and limitations.

1. Stated Value. The stated value of each issued share of Series C Convertible Preferred Stock shall be deemed to be two dollars ($2.00) (the “Stated Value”).

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2.       Dividends and Interest Paid. No dividends are payable on the Series C Convertible Preferred Stock. Each share of the Company’s Series C Convertible Preferred Stock shall be entitled to an interest payment of zero point six seven percent (0.67%) per month of the staled value of Series C Convertible Preferred Stock held and shall be paid quarterly to the Holder, if such payment is not made, then Holder shall be entitled to receive additional Series C Convertible Preferred Stock equal to the interest payment due to the Holder.

3.       Voting and Anti-Dilution. Each share of Series C Preferred Stock is entitled to cast 2,000 votes. If at any time or from time to time after the Issuance Date there is a capital reorganization of the Common Shares including a reverse or forward split then, as a part of such reorganization. provisions shall be made so that the Holders of Series C Preferred Shares shall thereafter be entitled to receive, upon conversion of its Series C Preferred Shares the number of common shares or other securities or property to which a holder of the such preferred shares would have been entitled to receive had the Holder of Series C Preferred Shares converted such shares immediately prior to such capital reorganization, at the Conversion Ratio then in effect.

4.       Liquidation. Dissolution, or Winding-Up: Certain Mergers. Consolidations and Asset Sales.

a.       Payments to Holders of Series C Convertible Preferred Stock Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series C Convertible Preferred Stock shall be paid, before am payment shall be paid to the holders of Common Stock, or any other stock ranking on liquidation junior to the Series C Convertible Preferred Stock, an amount for each share of Series C Convertible Preferred Stock held by such holder equal to the Stated Value.

b.       Payments to Holders of Junior Stock, After the payment of all preferential amounts required to be paid to the holders of the Series C Convertible Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series C Convertible Preferred Stock the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Certificate of Incorporation.

5.       Optional Conversion. The holders of Series C Convertible Preferred Shares shall have the conversion rights as follows (the “Conversion Rights”).

(a) Right to Convert. Each share of Series C Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the “Conversion Date” (as defined below), and without the payment of additional consideration by the holder thereof into such number of fully-paid and non-assessable shares of Common Stock as is determined by-dividing (1) the Stated Value per share by (2) the Series C Conversion Price in effect at the time of conversion. The “Series C Conversion Price” shall be convertible to common shares on a one (I) Series C Convertible Preferred share into one Common Share at a convertible rate which is the lesser of $0.10 per share or the stock market value of the Common Stock at the time of conversion. The “Value of the Common Stock” will be equal to the average “Closing Price” (as defined in Section 7 below) of the Common Stock for each of the ten (10) consecutive trading days immediately prior to the date of conversion. The Series C Conversion Price, and the rate at which shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock, shall not be subject to further adjustment.

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(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Corporation’s option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Convertible Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c)       Mechanics of Conversion.

(i) For a holder of Series C Convertible Preferred Stock to voluntarily convert shares of Series C Convertible Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series C Convertible Preferred Stock (or. if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series C Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series C Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder’s name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series C Convertible Preferred Stock, or to his, her, or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holder(s) shall be entitled, together with cash in lieu of any fraction of a share.

(ii) The Corporation shall at all times while the Series C Convertible Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Convertible Preferred Stock. such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Convertible Preferred Stock; and if. at any rime, the number of authorized but unissued shares of Common Stock shall not be

51

sufficient to effect the conversion of all then-outstanding shares of the Series C Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(iii) All shares of Series C Convertible Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any. to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor Any shares of Series C Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Convertible Preferred Stock accordingly.

(iv) Upon any such conversion, no adjustment to the Series C Conversion Price shall be made for any accrued or declared but unpaid dividends on the Series C Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(v) The holders of the Series C Convertible Preferred Stock shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or deliver, of shares of Common Stock upon conversion of shares of Series C Convertible Preferred Stock pursuant to this Section 5.

6.       Mandatory’ Conversion. The Corporation has the right on any date 24 months after the date of issue of the Series C Convertible Preferred Stock, after giving 60 days prior written notice, (the “Mandatory Conversion Date”) to cause the Series C Convertible Preferred Stock not then converted to convert into a number of fully paid and non-assessable shares of Common Stock at the Series C Conversion Price as provided in Section 5 above. The procedures for Mandatory Conversion shall be similar to those for Voluntary Conversion set forth in Section 5 above, except the transaction shall be mandatory and not voluntary.

7.       Definitions. As used herein, the following terms shall have the following meanings:

a.       “Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person that, directly or indirectly. Controls, is Controlled by, or is under common Control with such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder often percent or more of the outstanding equity or voting power of such Person.

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b.       “Closing Price” for any day means: (i) the average closing bid price of the Common Stock on the ten prior trading days on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the OTC Markets {the “OTCM”), or, (iii) if on such ten day period such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the average closing bid price of the Common Stock on the ten prior trading days for the Common Stock in the domestic over-the-counter market as reported on the by the National Quotation Bureau. Incorporated, or any other successor organization. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market or reported in the “Pink Sheets.” the Closing Price shall be the fair market value thereof determined by an independent appraiser selected in good faith by the Board of Directors.

c.       “Control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

d.       “Conversion Date” the Series C Convertible Preferred Shares can only re converted to common stock following a 6 months period from the date the Series C Convertible Preferred shares are issued.

e.       “Person” shall mean any individual, partnership, firm, corporation. association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934. as amended.

f.       “Trading Day” means a day on which the securities exchange. association, or quotation system on which shares of Common Stock arc listed for trading shall be open for business or. if the shares of Common Stock shall not be listed on such exchange. association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Corporation on this 8th day of May. 2013.

MEGOLA INC.

By
Name: Magaly Bianchini Title: President and C.E.O

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USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                            ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For
Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1.    Name of corporation:

MEGOLA INC

2.     By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

There shall now be a “Special 2018 Series A Preferred Stock” with a par value of $0.001 with an authorized amount of one (1) shares; no voting rights

There shall now be a “Special 2018 Series B Preferred Sock” with a par value of $0.001 with an authorized amount of thirty million (30,000,000) shares; no voting rights

There shall now also be a “Special 2018 Series D Preferred Stock” with a par vale of $0.001 with an authorized amount of twenty million (20,000,000) shares; no voting rights

3. Effective date of filing: (optional)                                                                                          06/12/2018

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of state Stock Designation Revised 1-5-15

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CERTIFICATE OF DESIGNATION

of

SPECIAL 2018 SERIES A PREFERRED STOCK

of

MEGOLA, INC.

(Pursuant to NRS 78.1955)

MEGOLA, INC., a Nevada corporation (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by International Venture Society LLC (the “Custodian”), the court appointed custodian of the Corporation pursuant to the Order Granting Application for Appointment of International Venture Society, LLC as Custodian of Megola, Inc., granted in the District Court, Clark County, Nevada. Case No. A-18-769826-P, as of May 7th. 2018 (the “Order”).

RESOLVED, that pursuant to the authority granted to and vested in the Custodian in accordance with the provisions of the certificate of incorporation of the Corporation, as currently in effect, and the Order, the Custodian hereby fixes the relative rights, preferences, and limitations of the Corporation’s Special 2018 Series A Preferred Stock as follows:

Special 2018 Series A Preferred Stock

Section 1. Designation and Amount. The designation of this class of capital stock shall be “Special 2018 Series A Preferred”, par value $.001 per share (the “2018 Series A Preferred Stock”). The number of authorized shares of 2018 Series A Preferred Stock is one (I) share.

Section 2. Voting Rights. Except as otherwise required by law, the holder of the share of 2018 Series A Preferred Stock shall have the following rights:

(a)       Number of Votes; Voting with Common Stock. Except as provided by Nevada statutes or Section 2(b) below), the holder of the 2018 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001, and common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) as a single class. The 2018 Series A Preferred Stock stockholder is entitled to 51% of all votes (including, but not limited to. common stock, and preferred stock (including on an as converted basis)) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The 2018 Series A Preferred Stock shall not be divided into fractional shares.

(b)       Adverse Effects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the 2018 Series A Preferred Stock so as to affect adversely the 2018 Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2018 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3. Conversion in to common shares. The share of 2018 Series A Preferred Stock shall convert into common shares at a conversion rate of I preferred to 500,000,000 common shares. The holder of the 2018 Series A Preferred Stock can affect the conversion at any time. The conversion in to common is a right and conversion is not required.

Section 4. Dividends. Liquidation. The share of 2018 Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation.

55

Section 5. No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2018 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the 2018 Series A Preferred Stock against impairment.

Section 6. Replacement Certificate. In the event that the holder of the 2018 Series A Preferred Stock notifies the Corporation that the stock certificate evidencing the share of 2018 Series A Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the 2018 Series A Preferred Stock identical in tenor and date to the original stock certificate evidencing the 2018 Series A Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such 2018 Series A Preferred Stock stock certificate.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by an officer thereunto duly authorized this 29th day of May, 2018.

MEGOLA, INC.

By: International Venture Society, LLC, its Custodian
By:
Name:
Its:

56

CERTIFICATE OF DESIGNATION

of

SPECIAL 2018 SERIES B PREFERRED STOCK

of

MEGOLA, INC.

(Pursuant to NRS 78.1955)

MEGOLA, INC., a Nevada corporation (hereinafter called the “Corporation “), hereby certifies that the following resolution was adopted by International Venture Society LLC (the “Custodian”), the court appointed custodian of the Corporation pursuant to the Order Granting Application for Appointment of International Venture Society, LLC as Custodian of Megola, Inc., granted in the District Court, Clark County, Nevada, Case No. A-18-769826-P, as of May 7th. 2018 (the “Order”).

RESOLVED, that pursuant to the authority granted to and vested in the Custodian in accordance with die provisions of the certificate of incorporation of the Corporation, as currently in effect, and the Order, the Custodian hereby fixes the relative rights, preferences, and limitations of the Corporation’s Special 2018 Series B Preferred Stock as follows:

Special 2018 Series B Preferred Stock

Section I. Designation and Amount. The designation of this class of capital stock shall be “Special 2018 Series B Preferred”, par value $.001 per share (the “2018 Series B Preferred Stock”). The number of authorized shares of 2018 Series B Preferred Stock is thirty million (30,000,000) shares.

Section 2. Voting Rights. Except as otherwise required by law, the holder of the share of 2018 Series B Preferred Stock shall have the following rights:

(a)       Number of Votes: Voting with Common Stock. 2018 Series B Preferred Stock shall have no voting rights.

(b)       Adverse Effects. The Corporation shall not amend, alter or repeal (he preferences, rights, powers or other terms of the 2018 Series B Preferred Stock so as to affect adversely the 2018 Series B Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2018 Series B Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3. Conversion in to common shares. The shares of 2018 Series B Preferred Stock shall convert into common shares at .01 (one penny). The holder of the 2018 Series B Preferred Stock can affect the conversion at any time.

a.       At any time Maker shall have the right, but not the obligation, to cause the Holder to convert this Note into Common Stock of the Maker.

b.       Holder shall give written notice of its decision to exercise its right to convert the Series B Preferred Shares or part thereof by delivering an executed and completed notice of conversion setting forth the amount to be converted, the conversion date and Conversion Price (“Notice of Conversion”) to Maker.

C. As promptly as practical after the conversion, Maker will instruct or cause the transfer agent to deliver certificates representing the Conversion Shares to Holder via express courier or digitally via DWAC transfer for receipt within three (3) business days after receipt by Maker of the Notice of Conversion (the “Delivery Date”). A new certificate representing remainder of owned Series B Preferred not so converted and containing the same provisions and terms as set forth will be provided to Holder, if requested by Holder. The issuance of certificates for Conversion Shares shall be made without charge to Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

57

Section 4. Dividends, Liquidation. The share of 2018 Series B Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation.

Section 5. No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2018 Series B Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the 2018 Series B Preferred Stock against impairment.

Section 6. Replacement Certificate. In the event that the holder of the 2018 Series B Preferred Stock notifies the Corporation that the stock certificate evidencing the share of 2018 Series B Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the 2018 Series B Preferred Stock identical in tenor and date to the original stock certificate evidencing the 2018 Series B Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such 2018 Series B Preferred Stock stock certificate.

Section 7. Replacement Certificate. It is the intent of the Maker and the Holder in the execution of this Note that the indebtedness hereunder be exempt from the restrictions of the usury laws of any applicable jurisdiction. The Maker and the Holder agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of any applicable jurisdiction. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of any applicable jurisdiction, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of such holder, be credited to the payment of this Principal Amount due hereunder or returned to the Maker.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by an officer thereunto duly authorized this 29th day of May, 2018.

MEGOLA, INC.

By: International Venture Society, LLC, its Custodian

By:
Name:
Its:

58

CERTIFICATE OF DESIGNATION

of

SPECIAL 2018 SERIES D PREFERRED STOCK

of

MECOLA, INC.

(Pursuant to NRS 78.1955)

MEGOLA, INC., a Nevada corporation (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by International Venture Society LLC (the “Custodian”), the court appointed custodian of the Corporation pursuant to the Order Granting Application for Appointment of International Venture Society, LLC as Custodian of Megola, Inc., granted in the District Court, Clark County, Nevada, Case No. A-18-769826-P, as of May 7th. 2018 (the “Order”).

RESOLVED, that pursuant to the authority granted to and vested in the Custodian in accordance with the provisions of the certificate of incorporation of the Corporation, as currently in effect, and the Order, the Custodian hereby fixes the relative rights, preferences, and limitations of the Corporation’s Special 2018 Series D Preferred Stock as follows:

Special 2018 Series D Preferred Stock

Section I. Designation and Amount. The designation of this class of capital stock shall be “Special 2018 Series D Preferred”, par value $.001 per share (the “2018 Series D Preferred Stock”). The number of authorized shares of 2018 Series D Preferred Stock is 20,000,000 (20,000,000) shares.

Section 2. Voting Rights. Except as otherwise required by law, the holder of the share of 2018 Series D Preferred Stock shall have the following rights:

(a)       Number of Votes; Voting with Common Stock. 2018 Series D Preferred Stock shall have no voting rights.

(b)       Adverse Effects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the 2018 Series D Preferred Stock so as to affect adversely the 2018 Series D Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2018 Series D Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3. Conversion in to common shares. The shares of 2018 Series D Preferred Stock shall convert into common shares at $.001 (.001). The holder of the 2018 Series D Preferred Stock can affect the conversion at any time.

a.       At any time Maker shall have the right, but not the obligation, to cause the Holder to convert this Note into Common Stock of the Maker.

b.       Holder shall give written notice of its decision to exercise its right to convert the Series D Preferred Shares or part thereof by delivering an executed and completed notice of conversion setting forth the amount to be converted, the conversion date and Conversion Price (“Notice of Conversion”) to Maker.

c.       As promptly as practical after the conversion. Maker will instruct or cause the transfer agent to deliver certificates representing the Conversion Shares to Holder via express courier or digitally via DWAC transfer for receipt within three (3) business days after receipt by Maker of the Notice of Conversion (the “Delivery Date”). A new certificate representing remainder of owned Series D Preferred not so converted and containing the same provisions and terms as set forth will be provided to Holder, if requested by Holder. The issuance of certificates for Conversion Shares shall be made without charge to Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

59

Section 4. Dividends, Liquidation. The share of 2018 Series D Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation.

Section 5. No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2018 Series D Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the 2018 Series D Preferred Stock against impairment.

Section 6. Replacement Certificate. In the event that the holder of the 2018 Series D Preferred Stock notifies the Corporation that the stock certificate evidencing the share of 2018 Series D Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the 2018 Series D Preferred Stock identical in tenor and date to the original stock certificate evidencing the 2018 Series D Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such 2018 Series D Preferred Stock stock certificate.

Section 7, Replacement Certificate. It is the intent of the Maker and the Holder in the execution of this Note that the indebtedness hereunder be exempt from the restrictions of the usury laws of any applicable jurisdiction. The Maker and the Holder agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of any applicable jurisdiction. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of any applicable jurisdiction, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of such holder, be credited to the payment of this Principal Amount due hereunder or returned to the Maker.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by an officer thereunto duly authorized this 29th day of May, 2018.

MEGOLA, INC.

By: International Venture Society, LLC, its Custodian

By:
Name:
Its:

60

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                            ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
Filed by Custodian
(Pursuant to NRS 78.347)

1 Name of corporation:

Megola, Inc.

2. Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission Investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

NA

3.  Custodian Statement:

Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue Its business. I am continuing the business and attempting to further the Interests of the shareholders. I will reinstate or maintain the corporate charter.

4.  Custodian Signature;

Kelani Long	X
Name of Custodian	Authorized Signature of Custodian

Filing Fee: $175.00

IMPORTANT; Failure to Include any of the above Information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of state Correction Revised 1-5-15

61

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                                    ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

MEGOLA, INC

2. Description of the original document for which correction is being made:

CERTIFICATE OF DESIGNATION

3. Filing date of the original document for which correction is being made: 06/12/2018

4. Description of the inaccuracy or defect:

2: THERE SHALL NOW BE A “SPECIAL 2018 SERIES A PREFERED STOCK” WITH A PAR VALUE OF $0.001 WITH A AUTHORIZED AMOUNT OF ONE (1) SHARES; NO VOTING RIGHTS

5. Correction of the inaccuracy or defect:

2: THERE SHALL NOW BE A “ SPECIAL 2018 SERIES A PREFERED STOCK” WITH A PAR VALUE OF $0.001 WITH AN AUTHORIZED AMOUNT OF ONE (1) SHARES; VOTING RIGHTS

6.  Signature:

X	PRESIDENT	06/29/2018
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of state Correction Revised 1-5-15

62

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                                ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78,209

For Nevada Profit Corporations .

1. Name of corporation:

Megola, Inc.

2.       The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.       The current number of authorized shares and the par value, If any, of each class or series, if any, of shares before the change:

200,000,000 shares common stock 0.001 par value; 1,500,000 shares series C preferred stock 0001 par value; 200,000,000 shares series A preferred stock 0.001 par value; 1,500,000 shares series B preferred stock; 1 share special 2018 series A preferred .001 par value; 30,000,000 shares special 2018 series B preferred .001 par value; 20,000,000 shares special 2018 series 0 preferred .001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000,000 shares common stock 0.001 par value; 0 shares series C preferred stock .001 par value; 0 shares series A preferred stock ..001 par value; 0 shares series B preferred stock .001 par value; 1 share special 2018 series A preferred .001 par value; 30,000,000 shares special 2018 series B preferred .001 par value; 20,000,000 shares special 2018 series D preferred .001 par value

5.  The number of shares of each affected class or series, If any, to be Issued after the change In exchange for each issued share of the same class or series:

|Not Applicable.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the Issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued.

7. Effective date and time of filing: (optional)	Date: |05/07/2018 Time: | 12:00 am
8. Signature: (required)	(must not be later than 90 days after the certificate is filed)

x	Custodian
Signature of Officer	Title

IMPORTANT: Failure to include any of the above Information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised 1-5-15

63

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                        ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation

For Nevada Profit Corporations
(Pursuant to NRS 78.1955 -After Issuance of Class or
Series)

1. Name of corporation:

Megola, Inc.

2.       Stockholder approval pursuant to statute has been obtained.

3.       The class or series of stock being amended:

Special 2018 Series A Preferred Stock, $0.001 par value per share

4.       By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The Certificate of Designations filed with the Nevada Secretary of State on June 12, 2018, as corrected by Certificate of Correction filed with the Nevada Secretary of State on July 12, 2018, is hereby amended to read as set forth on Exhibit A hereto.

5.   Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6.  Signature: (required)

x
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of state NRS Amend.-id Designation- After Revised 1-5-15

64

EXHIBIT A

65

CERTIFICATE OF DESIGNATION

of

SPECIAL 2018 SERIES A PREFERRED STOCK

of

MEGOLA, inc.

(Pursuant to NRS 78.1955)

MEGOLA INC., a Nevada corporation (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by International Venture Society LLC (the “Custodian”), the court appointed custodian or the Corporation pursuant to the Order Granting Application for Appointment of International Venture Society. LLC as Custodian of Megola, Inc., granted in the District Court! Clark Count)-. Nevada. Case No. A-I8-T69826-P as of May 7th, 2018 (the “Order”).

RESOLVED, that pursuant to the authority granted to and vested in the Custodian in accordance with the provisions of the certificate of incorporation of the Corporation, as currently in effect, and the Order, the Custodian hereby fixes the relative rights, preferences, and limitations of the Corporation’s Special 2018 Series A Preferred Stock sis follows:

Special 2018 Series A Preferred Stock

Section 1 Designation and Amount. The designation of this class of capital stock shall be “Special 2018 Series A Preferred”, par value $0.001 per share (the “2018 Series A, Preferred Stock”}. The number of authorized shares of 2018 Series A Preferred Stock is 1 share.

Section 2 Voting Rights. Except as otherwise required by law, the holder of the share of 2018 Series A Preferred Stock shall have the following rights:

(a) Number of Votes: Voting; with Common Stock. Except as provided by Nevada statutes or Section 2(b) below), the holder of the 2018 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001, and common stock, par value $0,001 per share, of the Corporation (the “Common Stock”) as a single class. The 2018 Series A Preferred Stock stockholder is entitled to 51 % of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis)) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The 2018 Series A. Preferred Stock shall not be divided into fractional shares.

(b) Adverse Fffects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the 2018 Series A Preferred Stock so as to affect adversely the 2018 Series A Preferred Stock or the holder thereof without die written consent or affirmative vote of the holder of the 2018 Series A Preferred Stock given in writing or by vote at a meeting. consenting or voting as the case may be separately as a class.

Section 3. Conversion in to common shares. The share of 2018 Series A Preferred Stock shall convert into common shares at a conversion rate of 1 preferred to 500.000.000 common shares. The holder of the 2018 Series A Preferred Stock can affect the conversion at any time. The conversion in to common is a right and conversion is not required.

Section 4. Dividends. Liquidation. The share of 2018 Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation.

Section 5. No impairment. The Corporation shall not intentionally take: any action which would impair die rights and privileges of die 2018 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the 2018 Series A Preferred Stock against impairment.

66

Section 6. Replacement Certificate. In the event that the holder of the 2018 Series A Preferred Stock notifies the Corporation that The stock certificate evidencing the share of 2018 Series A Preferred Stock has been lost stolen, destroyed or mutilated, die Corporation shall issue a replacement stock certificate evidencing the 2018 Series A Preferred Stock identical in tenor and date to the original stock certificate evidencing the 2018 Series A Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such 2018 Series A Preferred Stock stock certificate.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by an officer thereunto duly authorized this 29th day of May. 2018.

MEGOLA, INC
By: International Venture Society, LLC, its Custodian

By:	Name:

67

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                        ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87,  87A, 88, 88A, 89 and 92A)

1.  The name of the entity for which correction is being made:

Megola. Inc.

2.    Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209.

3.    Filing date of the original document for which correction is being made: 02/25/2019

4.    Description of the inaccuracy or defect:

The number of post-change shares of the Series A Preferred Sleek, Series 8 Preferred Stock, and Series C Preferred Stack was incorrect. These numbers should have been 1 share for each series not -0- shares.

5.  Correction of the inaccuracy or defect:

200.000,030 shares Common Stock. $0,001 par value; 1 share of Series A Preferred Stock. $0.01 par value; 1 share of Series B Preferred Stock, $0,001 par value; 1 share of Series B Preferred Stock. S0.001 par value; 1 share of Special 2018 Series A Preferred Stock; 30,000.000 shares of Special 2018 Series B Preferred Stock; 20.000.000 shares of Special 2018 Series O Preferred Stock. The decrease in authorized shares of the Series A Preferred Stock. Series B Preferred Stock, and Series C Preferred Stock was authorized on May 7, 2013 by the Board of Directors of Megola, Inc. (which was duly appointed by the Custodian of Megola, Inc)

[Continued on attachment page]

6.  Signature:

X	President	4-10-19
Authorized Signature	Title *	Date

• If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director If stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of state Correction Revised 1-5-15

68

M ego la, Inc.

Entity No. C8085-2001

Certificate of Correction

effectuating the reserve splits of those series of preferred stock, was taken pursuant to the authorization granted to the Custodian by Order of the District Court, Clark County, Nevada, Case No. A-18-769826-P, dated May 7, 2018. The actions of the Custodian, through the Board of Directors of Megola, Inc., in effectuating the reverse splits of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock were ratified by Court Order dated February 12,2019 in Case No. A-18-769826-P.

Subsequent thereto, on April 5, 2019, the Board of Directors of Megola, Inc. and Stockholders holding a majority of the votes of all Stockholders of Megola, Inc. voted to approve and ratify the action taken during the term of the Custodian to effectuate (i) a l-for-2,000,000 reverse split of the Series A Preferred Stock, (ii) a  l-for-1,500,000 reverse split of the Series B Preferred Stock, and (iii) a 1-for- 1,500,000 reverses split of the Series C Preferred Stock, all of which were effective on May 22, 2018.

69

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                        ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1.  Name of corporation:

Megola, Inc.

2.   The articles have been amended as follows: (provide article numbers, if available)

3.  Authorized Shares. This Corporation is authorized to issue two (2) classes of stock designated, respectively, as “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of authorized shares is 254,000,000 of which 200,000,000 shares are Common Stock, $0.001 par value, and 54,000,000 shares are Preferred Stock, $0,001 par value. The Preferred Stock consists of: 1 Share of Series A Preferred Stock, $0.001 par value; 1 share of Series 3 Preferred Stock, $0,001 par value; 1 share of Series B Preferred Stock, $0,001 par value; 1 share of Special 2018 Series A Preferred Stock; 30,000,000 shares of Special 2018 Series B Preferred Stock; and 20,000,000 shares of Special 2018 Series D Preferred Stock.

[Continued on Attached Page)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:                                                             51%

4. Effective date and time of filing: (optional)	Date: Time:
(must not be later than 90 days after the certificate is filed)
5. Signature: (required)

x
Signature of Officer

*1f any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative veto otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this Ring to be rejected.

This form must be accompanied by appropriate fee	Nevada Secretary of state Correction Revised 1-5-15

70

Megola, Inc.

Certificate of Amendment to Articles of Incorporation

Attachment page

The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such shares. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

71

Filed in the Office of	Business Number C8085-2001
Barbara K. Cegavske	Filing Number 20200510585
Secretary of State State Of Nevada	Filed On 2/28/2020 8:21:00 AM
	Number of Pages 12

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Megola, Inc.

Entity or Nevada Business Identification Number (NVID): NV20011257604

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: February 27,2020 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article 3: The number of authorized shares has been amended. (attach additional page(s) if necessary)
6. Signature: (Required)	X W E Otten [signature] — CEO/Director Signature of Officer or Authorized Signer — Title X ______ — ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article 3 has been amended. The total number of authorized stock shall be 3,054,000,000, par value $0.001, of which 3,000,000,000 shall be authorized common stock, par value $0.001; and 54,000,000 shall be authorized preferred stock, par value $0.001.

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019

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JOINT WRITTEN CONSENT IN LIEU OF A MEETING OF

THE SOLE MEMBER OF THE BOARD OF DIRECTORS AND

MAJORITY STOCKHOLDER OF

MEGOLA, INC.

25 January 2020

The undersigned, being all of the members of the Board of Directors (the “Board”) of Megola, Inc., a Nevada corporation (“MGON”, “Company”), and the holder of 51% of the voting securities of the Company (the “Majority Stockholder”), in accordance with the Nevada Revised Statues and Bylaws of the Company hereby adopts the following resolutions with the same force and effect as if presented to and adopted at a meeting of the Board and stockholders, duly called and held on January 25, 2020:

WHEREAS, the Board of Directors and the Majority Stockholder deem it in the best interests of the Company, and its Shareholders, to approve and authorize the following actions:

1.	To increase the number of authorized capital stock of the corporation to a total of 3,054,000,000, par value $0.001.

2.	The total number of authorized Common Stock shall be 3,000,000,000, par value $0.001

3.	The total number of Preferred Stock shall be 54,000,000, par value $0.001

(a)	The Preferred Stock may be designated in different Series of Preferred Stock

(b)	The stated value for the Preferred Stock and conversion to common shares shall be based on the Designation, Rights and Preferences of the Series of Preferred Stock.

(c)	No stockholder shall have preemptive right.

(d)	The Board of Directors and Shareholders by majority vote may determine or change the designation number of shares, or those relative rights, preferences and limitations of the shares of Preferred Stock, or of any theretofore established class or series of Stock.

WHEREAS, there are currently six different categories of Preferred Shares: Series A, B and C Preferred Stock, and Special 2018 Series A, B and D Preferred Stock.

WHEREAS, the Board and me majority Shareholder, holding 51% of the vote, deem it in the best interest to amend Special 2018 Series A Preferred Stock, and to cancel the Special 2018 Series B and D Preferred Stock.

WHEREAS, subsequent to the cancelation of the Special 2018 Series B Preferred Stock and Special 2018 Series D Preferred Stock, those Series shall no longer exist

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WHEREAS, the Board and the majority Shareholder, holding 51% of the vote, deem it in the best interest of the Company and the Shareholders to create and designate a series of Preferred Stock as Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, with the rights and designations set forth in the attached Designation, Rights and Preferences of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock.

WHEREAS, the Board and the majority Shareholder, holding 51% of the vote, have authorized the Preferred Shares to have certain conversion features and authorize, if necessary, to increase of common shares from time to time in the event a conversion notice is presented to the Company.

WHEREAS, the Board and the majority Shareholder will direct the Company’s Transfer Agent, Colonial Stock Transfer Co, Inc., located at 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111, to issue Preferred Series Shares upon notice.

WHEREAS, the Board and the majority Shareholder deem it necessary to appoint Mr. Bob Gardiner as Director of the Company, and Mr. Rodney Nettles as Director of the Company, effective January 30, 2020, and upon the Company becoming current on the OTC Pink, and Mr. Gardiner and Mr. Nettles have voiced their desire to accept the appointments.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company and the Majority Stockholder, as evidenced by their signatures below, approve and authorize the increase of the Authorized Capital Stock to 3,054,000,000 total Stock, par value $0.001; be it further

RESOLVED, that the Board of Directors of the Company and the Majority Stockholder, do hereby approve and authorize 3,000,000,000 shall be designated as Common Stock, par value $0.001; be it further

RESOLVED, that the Board of Directors of the Company and the Majority Stockholder do hereby approve and authorize the amendment of Special 2018 Series A Preferred Stock; be it further

RESOLVED, that the Board of Directors of the Company and the Majority Stockholder do hereby approve and authorize the cancelation of the Special 2018 Series B Preferred Stock and the Special 2018 Series D Preferred; subsequent to the cancelation of the Special 2018 Series B Preferred Stock and the Special 2018 Series D Preferred Stock, those Series of Stock shall no longer exist; be it further

RESOLVED, that the Board of Directors of the Company and the Majority Stockholder, do hereby approve and authorize 54,000,000 shall be designated as Preferred Stock, par value $0.001; be it further

RESOLVED, that the Board of Directors of the Company and the Majority Stockholder do hereby approve and authorize the creation of Series D, Series E, Series F, and Series G Preferred Shares with the rights and designations set forth in the attached Designation, Rights and Preferences of Series D, Series E, Series F, and Series G Preferred Stock; be it further

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RESOLVED, that the Board of Directors and the majority Shareholder do hereby approve and authorize will direct the Company’s Transfer Agent, Colonial Stock Transfer Co, Inc., located at 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111, to issue Preferred Series Shares upon notice from the Board of Directors; be it further

RESOLVED, that the Board of Directors of the Company and the Majority Stockholder, do hereby approve and authorize that the Preferred Stock may be designated in different Series of Preferred Stock. The stated value for the Preferred Stock and conversion to common shares shall be based on the Designation, Rights and Preferences of the Series of Preferred Stock. No stockholder shall have preemptive right. The Board of Directors and the Shareholders, by majority vote, may determine or change the designation number of shares, or those relative rights, preferences and limitations of the shares of Preferred Stock, or of any theretofore established class or series of Stock; be it further

RESOLVED, that the Board of Directors of the Company, and the Majority Shareholder do hereby approve and authorize that the Company, in the event there are not enough authorized common stock to satisfy the conversion of a preferred series upon Notice of Conversion (“Notice”), shall, within five days of receiving said Notice, file a certificate of amendment with the state of Nevada, increasing the number of authorized common stock; be it further

RESOLVED, that the Board of Directors and the Majority Shareholder does hereby approve and authorize the appointment of Mr. Bob Gardiner as Director, and Mr. Rodney Nettles as Director effective January 30, 2020; be it further

RESOLVED, that the Board of Directors of the Company authorizes the officers(s) of the Company and such others as the officer(s) may direct to take all actions necessary to implement the aforementioned Board actions as approved by the Majority Stockholder, including but not limited to the filing of the Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada; and any and all such filings as may be required by OTC Markets, FINRA and any other regulatory body; be it further

RESOLVED, mat each of the Authorized Officers be, and each of them hereby is, authorized and empowered to take all such further action and to execute and deliver all such further agreements, certificates, instruments and documents, in the name and on behalf of the Corporation, and if requested or required, under its corporate seal duly attested by the Secretary or Assistant Secretary; to pay or cause to be paid all expenses; to take all such other actions as they, or any one of them shall deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; be it further

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RESOLVED, that in connection with the transactions contemplated in the preceding resolutions, the Secretary or the Assistant Secretary of the Corporation be, and hereby is, authorized in the name and on behalf of the Corporation, to certify any more formal or detailed resolutions as such officer may deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and that thereupon, such resolutions shall be deemed adopted as and for the resolutions of the board of directors as if set forth at length herein; and be it further

RESOLVED, that any actions taken by the officers of the Corporation, prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed, approved and adopted as actions of the Corporation.

By:	/s/ William (Eric) Ottens	By:	/s/ Rodney Nettles
	William (Eric) Ottens, President/CEO Secretary/Treasurer, Director		Rodney Nettles, Director (incoming 1/30/2020)

By:	/s/ William (Eric) Ottens	By:	/s/ Bob Gardiner
	William (Eric) Ottens, 51% Voting Right		Bob Gardiner, Director (incoming 1/30/2020)

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MEGOLA, INC.

AMENDMENT TO DESIGNATION, RIGHTS AND PREFERENCES OF

SPECIAL 2018 SERIES A, B AND D PREFERRED SHARES

Megola, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors as required by applicable corporate law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, hereby amends the rights and preferences of Special 2018 Series A Preferred Stock, Special 2018 Series B Preferred Stock, and Special 2018 Series D Preferred Stock, par value $0,001 per share (collectively the “Preferred Stock”), and hereby states the amendment as follows:

(a) Amendment to Special 2018 Series A Preferred Stock. All rights and preferences of Special 2018 Series A Preferred Stock shall remain the same, except Section 3, which states the following:

the share of Special 2018 Series A Preferred Stock shall convert into common shares at a conversion rate of 1 preferred to 500,000,000 common shares. The holder of the 2018 Series A Preferred Stock can affect the conversion at any time. The conversion into common is a right and conversion is not required.

This Section 3 is deleted in its entirety, eliminating the conversion feature of Special 2018 Series A Preferred Stock.

(b) Special 2018 Series B Preferred Stock. All Special 2018 Series B Preferred Stock shall be cancelled, and this Special 2018 Series B Preferred Stock shall be eliminated.

(c) Special 2018 Series D Preferred Stock. All Special 2018 Series D Preferred Stock shall be cancelled, and this Special 2018 Series D Series shall be eliminated.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by an officer duly authorized on this 27th day of January 2020.

By:	/s/ William (Eric) Ottens
William (Eric) Ottens, President/Director

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MEGOLA, INC.

AMENDMENT TO ARTICLES OF INCORPORATION

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF

SERIES D, SERIES E, SERIES F AND SERIES G

CONVERTIBLE PREFERRED STOCK

Megola, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors as required by applicable corporate law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, has and hereby creates Series D, Series E, Series F, and Series G Convertible Preferred Stock, par value $0.001 per share (collectively the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof, as follows:

(a) Designation of Series D Preferred Stock. Five Million (5,000,000) shares of Series D Preferred Stock, with a stated value of $10.00 per share, are authorized (Series D Preferred Stock).

(a)(1) Conversion Rights. This class of shares shall have the following Conversion Rights:

(i) Conversion Price. The Conversion to Common Stock shall be at .001 (par value).

(ii) Conversion Time. The Series D Preferred Stock Shareholder is authorized to convert its shares to common stock beginning six (6) months after issuance of the Preferred Series A shares.

(iii) Conversion Amount. The Series D Preferred Stock Shareholder is authorized to convert 25% of its initial Series D Shares on a quarterly basis, following the six (6) month lock up period.

(iv) No Series D Preferred Stock Shareholder shall convert into common shares an amount which would result in the Shareholder owning more than 9.99% of the issued and outstanding shares of common stock at any time.

(a)(2) Issuance. Shares of Series D Preferred Stock may only be issued as directed by the Board of Directors and a majority vote of the Shareholders.

●	Price and Issuance. The initial price of each share of Series D Preferred Stock shall be $10.00 (The “Stated Value”). The Shares of Series D Preferred Stock may only be Issued as directed by the Board of Directors and a majority vote of the Shareholders. Shares of Series D Preferred Stock may be issued for acquisitions, mergers, or other business opportunities of the Company as recommended by the Board and approved by a majority vote of the Shareholders.

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(a)(3) Voting Rights. Each issued and outstanding Series D Preferred Stock will have voting rights equal to 100 votes.

(a)(4) Dividends. The holders of Series D Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

(a)(5) Shares of Series D Preferred Stock are anti-dilutive to reverse splits and forward splits and therefore shall remain as prior to any split.

(b) Designation of Series E Preferred Stock. Five Million (5,000,000) shares of Series E Preferred Stock, stated value $5.00 per share are authorized (Series E Preferred Stock).

(b)(1) Conversion Rights. This class of shares shall have the following Conversion Rights:

(i) Conversion Price. The Conversion to Common Stock shall be thirty five percent (35%) of the average Closing Price, as quoted on the OTC Markets Quotation System, over the previous twenty-one (21) days of trading, or at $0.0025, whichever is higher.

(ii) Conversion Time. The Series E Preferred Stock Shareholder is authorized to convert its shares to common stock beginning six (6) months after issuance of the Preferred Series E shares.

(iii) Conversion Amount. The Series E Preferred Stock Shareholder is authorized to convert 25% of the its initial Series R Shares on a quarterly basis, following the six (6) month lock up period.

(iv) No Series E Preferred Stock Shareholder shall convert into common shares an amount which would result in the Shareholder owning more than 9.9% of the issued and outstanding shares of common stock at any time.

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(iv) Mandatory Conversion. The Company, at the discretion of the Board of Directors, may elect after a period of five (5) years from the issuance of the Series E Preferred Shares to compel the conversion of the remaining balance of the Series E Preferred Shares to either common stock, cash or a combination of cash and common stock.

(b)(2) Issuance. Shares of Series E Preferred Stock may only be issued as directed by the Board of Directors and a majority vote of the Shareholders.

(i) Price and Issuance. The initial price of each share of Series E Preferred Stock shall be $5.00 (The “Stated Value”). The Shares of Series E Preferred Stock may only be Issued as directed by the Board of Directors and a majority vote of the Shareholders. Shares of Series E Preferred Stock may be issued for acquisitions, mergers, or other business opportunities of the Company as recommended by the Board and approved by a majority vote of the Shareholders.

(b)(3) Voting Rights, Each Series E Preferred Share will have voting rights equal to 10 votes.

(b)(4) Shares of Series E Preferred Stock are anti-dilutive to reverse splits and forward splits and therefore shall remain as of number prior to the split.

(c) Designation of Series F Preferred Stock. Twenty-Five Million (25,000,000) shares of Series F Preferred Stock, stated value $1.00 per share are authorized (Series F Preferred Stock).

(c)(1) Conversion Rights. This class of shares shall have the following Conversion Rights:

(i) Conversion Price. The Conversion to Common Stock shall be twenty-five percent (25%) of the average Closing Price, as quoted on the OTC Markets Quotation System, over the previous twenty-one (21) days of trading, or at the price of $0.0025, whichever is higher.

(ii) Conversion Time. The Series F Preferred Stock Shareholder is authorized to convert its shares to common stock, or in the alternative liquidate for cash, its Series F Preferred Shares beginning six (6) months after issuance of the Series F Preferred Shares.

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(iii) Conversion Amount. The Company has the option to convert 100% of the initial Series F Preferred Shares issued to the Series F Preferred Shareholder into common shares or cash after twelve (12) months.

(iv) Mandatory Conversion. The Company, at the discretion of the Board of Directors, may elect after a period of Five (5) years from the issuance of the Series F Preferred Shares to compel the conversion of the remaining balance of the Series F Preferred Shares to either common stock, cash or a combination of cash and common stock,

(c)(2) Issuance. Shares of Series F Preferred Stock may only be issued as directed by the Board of Directors and a majority vote of the Shareholders.

(i) Price and Issuance. The initial price of each share of Series F Preferred Stock shall be $1.00 (The “Stated Value”). The Shares of Series F Preferred Stock may only be Issued as directed by the Board of Directors and a majority vote of the Shareholders. Shares of Series F Preferred Stock may be issued for acquisitions, mergers, or other business opportunities of the Company as recommended by the Board and approved by the Board of Directors and a majority vote of the Shareholders.

(c)(3) Voting Rights. Series F Preferred Stock shall have no voting rights until they are converted into Common Stock, at which time, each share of converted Common Stock shall be entitled to one vote.

(c)(4) Shares of Series F Preferred Stock are anti-dilutive to reverse splits and forward splits and therefore shall remain as of the number prior to the split.

(d) Designation of Series G Preferred Stock, Ten Million (10,000,000) shares of Series G Preferred Stock, stated value $1.00 per share are authorized (Series G Preferred Stock).

(d)(1) Conversion Rights. This class of shares shall have the following Conversion Rights

(i) Conversion Price. The Conversion to Common Stock shall be fifty percent (50%) of the average Closing Price, as quoted on the OTC Markets Quotation System, over the previous twenty-one (21) days of trading, or at the price of $0.0025, whichever is higher.

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(ii) Conversion Time The Series G Preferred Stock Shareholder is authorized to convert its shares to common stock, or in the alternative liquidate for cash, its Series G Preferred Shares beginning six (6) months after issuance of the Series G Preferred Shares

(iii) Conversion Amount. The Company has the option to convert 100% of the initial Series G Preferred Shares issued to the Series G Preferred Shareholder into common shares or cash after twelve (12) months

(iv) Mandatory Conversion. The Company, at the discretion of the Board of Directors, may elect after a period of Five (5) years from the issuance of the Series G Preferred Shares to compel the conversion of the remaining balance of the Series G Preferred Shares to either common stock, cash or a combination of cash and common stock

(d)(2) Issuance Shares of Series G Preferred Stock may only be issued as directed by the Board of Directors and a majority vote of the Shareholders.

(i) Price and Issuance. The initial price of each share of Series G Preferred Stock shall be $1.00 (The “Stated Value”) The Shares of Series G Preferred Stock may only be Issued as directed by the Board of Directors and a majority vote of the Shareholders Shares of Series G Preferred Stock may be issued for acquisitions, mergers, or other business opportunities of the Company as recommended by the Board and approved by the Board of Directors and a majority vote of the Shareholders

(d)(3) Voting Rights Series G Preferred Stock shall have no voting rights until they are converted into Common Stock, at which time, each share of converted Common Stock shall be entitled to one vote.

(d)(4) Shares of Series G Preferred Stock are anti-dilutive to reverse splits and forward splits and therefore shall remain as of the number prior to the split.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by an officer duly authorized on this 30th day of January 2020

By:	/s/ William (Eric) Ottens
William (Eric) Ottens, President Director

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